UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2024
___________________________________________
NURIX THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
___________________________________________

Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Owens Street, Suite 205 San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)
(415) 660-5320
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On December 9, 2024, Nurix Therapeutics, Inc. (the “Company”) issued a press release announcing the presentation at the 66th American Society of Hematology Annual Meeting and Exposition (the “ASH Annual Meeting”) of new clinical data from the Company’s novel Bruton's tyrosine kinase (BTK) degrader program NX-5948 and new preclinical data for NX-5948 and the Company's BTK and IKZF1/3 degrader NX-2127. As previously announced, the Company will host a webcast at 8:15 p.m. Pacific Time (11:15 p.m. Eastern Time) on December 9, 2024, to review the data presented at the ASH Annual Meeting and provide a corporate update. A copy of the press release and the presentation materials for the webcast, which includes the data presented at the ASH Annual Meeting, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. In addition, the information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 8.01    Other Events.
On December 9, 2024, the Company announced updated clinical data from the Phase 1 clinical trial of NX-5948.
The updated data include safety findings for all patients in the NX-5948 Phase 1a/1b dose escalation and expansion cohorts (n=125), including those with relapsed or refractory chronic lymphocytic leukemia or small lymphocytic lymphoma (CLL/SLL) and those with non-Hodgin’s lymphoma. Patients were treated with NX-5948 at starting doses ranging from 50 mg to 600 mg once daily by oral administration, and intra-patient dose escalation was permitted per the clinical trial protocol. NX-5948 was well tolerated across all doses evaluated, and safety findings in the CLL/SLL cohort were consistent with the overall population as well as previous safety analyses. Among the CLL/SLL patients, the most common treatment emergent adverse events were purpura/contusion (36.7%, all grade 1 or 2), fatigue (26.7%, all grade 1 or 2), petechiae (26.7%, all grade 1 or 2), neutropenia (23.3%, 18.3% grade 3 or higher), and rash (23.3%, 1.7% grade 3 or higher). Importantly, across the entire population, there was only one case of grade 1 atrial fibrillation in a patient with pre-existing atrial fibrillation.
As of the October 10, 2024 data cut, sixty (60) patients with relapsed or refractory CLL/SLL were enrolled in the NX-5948 Phase 1a/1b clinical trial. This cohort of CLL/SLL patients was a heavily pretreated population that had received a median of four prior lines of therapy (range = 1-12) including prior covalent BTK inhibitors (98.3%), prior BCL2 inhibitors (83.3%), and prior non-covalent BTK inhibitors (28.3%). At baseline, a large number of patients had mutations associated with BTK inhibitor resistance, including mutations in BTK (38.6%) and PLC2G (12.3%). Poor prognostic features were common, including TP53 mutations (40.4%), and five patients (8.3%) had central nervous system (CNS) involvement.
Among the efficacy evaluable patients with CLL/SLL (n=49), NX-5948 treatment resulted in a robust objective response rate (ORR) of 75.5% across all doses tested, with the majority of responses occurring at the first assessment (Week 8). With longer time on treatment, the ORR increased to 84.2% based on an exploratory efficacy analysis of patients who had at least two response assessments (Week 16). Responses were observed across all populations regardless of prior treatment, baseline mutations, high-risk molecular features, or CNS involvement. This includes patients with baseline BTK mutations associated with treatment resistance to both covalent and non-covalent BTK inhibitors. Robust BTK degradation was observed in all patients, including those with baseline BTK mutations.
Responses were durable with the median duration of response not reached. Thirteen patients had duration of response greater than six months, and five patients remain on treatment and in response beyond one year of treatment.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits
The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit No.	Exhibit Title or Description

99.1	Nurix Therapeutics, Inc. press release dated December 9, 2024

99.2	Nurix Therapeutics, Inc. presentation materials dated December 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: December 10, 2024	By:	/s/ Christine Ring
Christine Ring, Ph.D., J.D.
Chief Legal Officer
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